UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 21, 2010

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 N. Crescent Ridge Drive, The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2010, Opexa Therapeutics, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with Donna R. Rill, Senior Vice President of Operations.  The Agreement, with intended effectiveness as of April 1, 2010, amends and restates her prior agreement which expired on March 31, 2010.  Pursuant to the Agreement, Ms. Rill will be compensated at the rate of $200,000 per annum and is eligible to receive an annual discretionary bonus of up to 20% of her base salary per 12-month period, based on the achievement of objectives to be established by the Company’s Board of Directors and Chief Executive Officer.  In addition, Ms. Rill receives the Company’s standard benefits and insurance coverage as generally provided to its employees.  Ms. Rill is also entitled to indemnification protection in her capacity as an officer of the Company to the fullest extent permitted by applicable law.

In the event Ms. Rill’s employment is terminated by the Company without Cause (as defined in the Agreement), Ms. Rill will be entitled to a severance payment equal to six months of her base salary.  In addition, vesting for any unvested stock options will accelerate by six additional months.  The severance benefits are subject to Ms. Rill having been continuously employed through the termination event, executing and delivering a general release and waiver of claims in favor of the Company, not being in breach of the Agreement or the Company’s proprietary information and inventions agreement, and not engaging in any activity which is competitive with the Company during the term of the Agreement or while receiving the severance benefits.

The timing of any payments to Ms. Rill under the Agreement are subject to applicable requirements of Section 409A of the Internal Revenue Code of 1986 and the related Treasury Regulations.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement entered into on April 21, 2010 between Opexa Therapeutics, Inc. and Donna R. Rill.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 27, 2010	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement entered into on April 21, 2010 between Opexa Therapeutics, Inc. and Donna R. Rill.